Exhibit 10.5

OFFICEMAX INCORPORATED

Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award (the “Award”), is granted on  April 18, 2005 (the “Award Date”), by OfficeMax Incorporated (“OfficeMax”) to Sam Duncan (“Awardee” or “you”) pursuant to the 2003 OfficeMax Incentive and Performance Plan (the “Plan”) and pursuant to the following terms:

1.                                       The Award is subject to all the terms and conditions of the Plan.  All capitalized terms not defined in this Agreement shall have the meaning stated in the Plan.

2.                                       You are awarded 15,000 restricted stock units, at no cost to you, subject to the restrictions set forth in the Plan and this Agreement.

3.                                       Your Award is subject to a five-year restriction period.  On each of the first five anniversaries of the Award Date, 20% of the restricted stock units granted (and not forfeited under the provisions of paragraph 4 or paragraph 6) will vest.

4.                                      a.                                        If at any time prior to the third anniversary of the Award Date:  (i) you are involuntarily terminated not for Cause, as such term is defined in the Employment Agreement between you and OfficeMax dated April 14, 2005 (the “Employment Agreement”), as determined by OfficeMax (or any successor), (ii) you terminate employment as a result of death or Disability, as such term is defined in the Employment Agreement, or (iii) you voluntarily terminate employment for Good Reason, as such term is defined in the Employment Agreement, then a pro rata portion of the unvested units, calculated according to paragraph 4.b, shall vest.

b.                                      The pro rata portion of units vesting under paragraph 4.a shall be calculated as follows:

•                  If termination occurs on or before the first anniversary of the Award Date, you will receive:

•                  A pro rata portion of 20% of the unvested units based on the number of months worked since the Award Date divided by 12 months, plus

•                  A pro rata portion of 20% of the unvested units based on the number of months worked since the Award Date divided by 24 months, plus

•                  A pro rata portion of 20% of the unvested units based on the number of months worked since the Award Date divided by 36 months, plus

•                  A pro rata portion of 20% of the unvested units based on the number of months worked since the Award Date divided by 48 months, plus

•                  A pro rata portion of 20% of the unvested units based on the number of months worked since the Award Date divided by 60 months.

•                  If termination occurs after the first anniversary of the Award Date but on or before the second anniversary of the Award Date, you will receive:

•                  A pro rata portion of 20% of the unvested units based on the number of months worked since the Award Date divided by 24 months, plus

•                  A pro rata portion of 20% of the unvested units based on the number of months worked since the Award Date divided by 36 months, plus

•                  A pro rata portion of 20% of the unvested units based on the number of months worked since the Award Date divided by 48 months, plus

•                  A pro rata portion of 20% of the unvested units based on the number of months worked since the Award Date divided by 60 months.

•                  If termination occurs after the second anniversary of the Award Date but on or before the third anniversary of the Award Date, you will receive:

•                  A pro rata portion of 20% of the unvested units based on the number of months worked since the Award Date divided by 36 months, plus

•                  A pro rata portion of 20% of the unvested units based on the number of months worked since the Award Date divided by 48 months, plus

•                  A pro rata portion of 20% of the unvested units based on the number of months worked since the Award Date divided by 60 months.

•                  If termination occurs after the third anniversary of the Award Date but on or before the fourth anniversary of the Award Date, you will receive:

•                  A pro rata portion of 20% of the unvested units based on the number of months worked since the Award Date divided by 48 months, plus

•                  A pro rata portion of 20% of the unvested units based on the number of months worked since the Award Date divided by 60 months.

•                  If termination occurs after the fourth anniversary of the Award Date but on or before the fifth anniversary of the Award Date, you will receive a pro rata portion of 20% of the unvested units based on the number of months worked since the Award Date divided by 60 months.

The restrictions on any units vesting by operation of this paragraph 4 will lapse and the units will vest as of the termination date.

c.                                       Upon your voluntary or involuntary termination for any reason other than as specified in paragraph 4.a, all units not yet vested at the time of termination will be immediately forfeited.  In addition, upon your termination as specified in paragraph 4.a, any units remaining unvested after the pro rata vesting will be immediately forfeited.

5.                                       In the event of a Change in Control (as defined in the Plan) prior to the third anniversary of the Award Date, the continuing entity may either continue this Award or replace this Award with an award of substantially equivalent value with terms and conditions not less favorable than the terms and conditions provided in this Award Agreement, in which case the Award will vest according to the terms of the applicable Award Agreement.  If the continuing entity does not so continue or replace this Award, or if you experience a Qualifying Termination (as defined in the letter agreement between you and OfficeMax regarding benefits upon a change in control), all units not vested at the time of the Change in Control or your termination (as applicable) will vest immediately.

6.                                       The units awarded pursuant to this Agreement cannot be sold, assigned, pledged, hypothecated, transferred, or otherwise encumbered prior to vesting.  Any attempt to transfer your rights in the awarded units prior to vesting will result in the immediate forfeiture of the units.

7.                                       With respect to the awarded units, you are not a shareholder and do not have any voting rights.  You will not receive dividends or dividend units on the awarded units until vesting.  Upon vesting, you receive notional dividend units on the vested awarded units equal to the amount of dividends paid on OfficeMax’s common stock on and after the vesting date.

8.                                       Vested restricted stock units will be paid to you in whole shares of OfficeMax common stock upon vesting, provided that if in OfficeMax’s good faith determination, some or all of the remuneration attributable to this payment is not deductible by OfficeMax for federal income tax purposes pursuant to Section 162(m) of the Code, then payment of such units will occur the day following the six month anniversary of your termination of employment with OfficeMax, and provided further that if in OfficeMax’s good faith determination this deferral could reasonably be expected to result in the imposition of tax upon you with respect to the units prior to payment of the units, payment of all units will occur the day following the six month anniversary of your termination of employment with

OfficeMax.  Partial shares, if any, and dividend units will be paid in cash.

You must sign this Agreement and return it to OfficeMax’s Compensation Department on or before May 13, 2005, or the Award will be forfeited.  Return your executed Agreement to:  Linda VanDeventer, OfficeMax, 150 Pierce Road, Itasca, IL  60143, or fax your signed form to 630-438-2463.

OfficeMax Incorporated		Awardee

By:	/s/ Matthew R. Broad	/s/ Sam Duncan
Signature

Sam Duncan
Printed Name